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                                                                  EXHIBIT 10.6.a


                                PROMISSORY NOTE

$9,500,000.00                                          Date: Dec. 11, 1995

        For Value Received, MANCHESTER EQUIPMENT CO, INC., a New York corporation (the "Borrower"), hereby promises to pay to the order of THE BANK OF NEW YORK (the "Bank") at its 1100 Old Country Road, Plainview, New York 11803 office, the principal sum of Nine Million Five Hundred Thousand Dollars ($9,500,000.00) or the aggregate unpaid principal amount of all advances made by the Bank to the Borrower (which aggregate unpaid principal amount shall be equal to the amount duly endorsed and set forth opposite the date last appearing on the sheet attached to this note), whichever is less.

        Advances hereunder shall bear interest at a rate per annum equal to: (1) the "Alternate Base Rate" (as hereinafter defined), such rate to change on the effective date of any change in the "Alternate Base Rate", or (2) such rate
(the "Note Rate") as shall be agreed to between the Bank and the Borrower at the time of each advance, which Note Rate shall remain fixed until the Maturity Date (as hereinafter defined) of such advance.

        As used herein "Alternate Base Rate" shall mean, for any day a rate per annum equal to the higher of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%. For purposes of this definition: (A) "Prime Rate" shall mean the prime commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate, and (B) "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published
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for such day (or if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a business day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank. Any advance hereunder which shall not be paid when due shall bear interest at a rate per annum equal to the Alternate Base Rate plus two percent (2%), such rate to change on the effective date of any change in the Alternate Base Rate.

        Advances hereunder which bear interest at the Alternate Base Rate shall be payable on demand and may be prepaid in whole at any time or in part from time to time. Advances hereunder which bear interest at the Note Rate shall be payable on a maturity date (the "Maturity Date") as shall be agreed to between the Bank and the Borrower at the time of each advance. The Borrower shall not have the right to prepay any advance which bears interest at the Note Rate.

        Interest shall be computed on the basis of a 360 day year for the actual number of days involved. Interest on any advance shall be payable on the last business day of the month, and at maturity.

        The Bank shall endorse the Note Rate and the Maturity Date applicable to each advance which bears interest at the Note Rate on the sheet attached to this note. The Bank shall charge the Borrower's deposit account maintained at the Bank for each payment of principal and interest due hereunder on the due date thereof. If the Bank shall make a new advance on a day on which the Borrower is to repay an advance hereunder, the Bank shall apply the proceeds of the new advance to make such repayment and only the amount by which the amount being advanced exceeds the amount being repaid shall be made available to the Borrower
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in accordance with the terms of this note. The Borrower hereby authorizes the
Bank to accept telephonic instructions from a duly authorized representative of the Borrower to make an advance or receive a repayment hereunder and to endorse the sheet attached to this note accordingly. All advances made hereunder shall be credited to the Borrower's deposit account referred to above, which credits shall be confirmed to the Borrower by standard advice of credit. The Borrower agrees that the actual crediting of the sum of money so borrowed to the Borrower's deposit account shall constitute conclusive evidence that the advance was made, and the failure of the Bank to endorse the amount of any advance on the sheet attached to this note or to forward to the Borrower an advice of credit shall not affect the obligation of the Borrower to repay such advance.

        All advances made hereunder are secured pursuant to the terms of a General Loan and Security Agreement executed by the Borrower in favor of the Bank and this note is entitled to all the benefits thereof.

        All advances made hereunder shall become immediately due and payable, together with all accrued interest, upon the insolvency, general assignment, receivership, bankruptcy or dissolution of the Borrower. The Borrower does hereby forever waive presentment, demand, protest, notice of protest and notice of nonpayment or dishonor of this note.

        The Borrower hereby agrees to pay all reasonable expenses incurred by the Bank incidental to or in any way relating to the Bank's enforcement of the obligations of the Borrower hereunder, including but not limited to, reasonable attorney's fees incurred by the Bank.

        The Borrower waives the right to trial by jury in any action, proceeding or counterclaim instituted with respect to this note.
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        The provisions of this note shall be construed and interpreted and all rights and obligations hereunder determined in accordance with the laws of the State of New York.


                                        MANCHESTER EQUIPMENT CO., INC.



                                        By: /s/ Barry Steinberg
                                                --------------------------------
                                                Barry Steinberg

                                        Title:  President
                                                --------------------------------